Exhibit 5

                                                                    July 1, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re: Southern Indiana Gas and Electric Company (the "Company")
                Registration Statement on Form S-3 with respect to $80,000,000 Senior Notes secured by $80,000,000 First Mortgage Bonds

Ladies and Gentlemen:

      In connection with the registration of $80,000,000 of the Company's Senior Notes (the "Senior Notes") secured by $80,000,000 of the Company's First Mortgage Bonds (the "First Mortgage Bonds") under the Securities Act of 1933, as amended (the "Act"), we have examined the Registration Statement on Form S-3 (the "Registration Statement") and such corporate records, other documents and questions of law as we considered necessary for the purpose of this opinion.

      On the basis of such examination, it is our opinion, assuming (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with, (ii) the Indenture (for Senior Notes) between the Company and Bankers Trust Company, as Trustee, and the Supplemental Indentures relating to the Senior Notes and First Mortgage Bonds shall have been duly authorized, executed and delivered, (iii) the Senior Notes shall have been duly authorized, executed, authenticated and delivered against the consideration therefor to be set forth in the supplement or supplements to the prospectus constituting a part of the Registration Statement and (iv) the First Mortgage Bonds have been duly authorized, executed, authenticated and delivered to the Senior Note Trustee in connection with the issuance of the Senior Notes, that the Senior Notes and First Mortgage Bonds will be legally issued, fully paid, non-assessable and binding obligations of the Company, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights and general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Yours very truly,
                                        BAMBERGER, FOREMAN, OSWALD AND HAHN


                                        By: /s/ Robert M. Becker
                                            ------------------------------------
                                            Name: Robert M. Becker